Exhibit 99.1

News Release

Investor Relations Contact:	Media Relations Contact:
Christine Hanneman	Matthew Gonring
847-482-2429	847-482-2407
channeman@pactiv.com	mgonring@pactiv.com
PACTIV AND REYNOLDS ANNOUNCE EXPIRATION
OF HSR WAITING PERIOD FOR PROPOSED MERGER
     LAKE FOREST, Ill. AND AUCKLAND, NEW ZEALAND – September 23, 2010 – Pactiv Corporation (NYSE: PTV), a leader in the consumer and foodservice packaging markets, and Reynolds Group Holdings Limited, a leading global manufacturer and supplier of consumer food and beverage packaging and storage products, today announced that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, relating to Reynolds Group’s proposed merger with Pactiv, has expired, thereby satisfying a condition to the closing of the transaction. Completion of the transaction remains subject to other customary closing conditions, including approval by Pactiv’s stockholders and foreign regulatory approvals. The transaction is expected to close by the end of 2010.
Important Information
     In connection with the proposed merger, Pactiv filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) on August 30, 2010. The preliminary proxy statement is not yet final and will be amended. INVESTORS AND STOCKHOLDERS OF PACTIV ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT AND THE DEFINITIVE VERSION THEREOF WHEN IT BECOMES AVAILABLE, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN AND WILL CONTAIN IMPORTANT INFORMATION ABOUT PACTIV AND THE PROPOSED MERGER. The definitive proxy statement in connection with the proposed merger will be mailed to the stockholders of Pactiv. The preliminary proxy statement, the definitive proxy statement (when it becomes available), other relevant materials (when they become available), and any other documents filed by Pactiv with the SEC, may be obtained, without charge, from the SEC’s website at www.sec.gov or by request to Pactiv Corporation, Attention Corporate Secretary, 1900 W. Field Court, Lake Forest, IL 60045; 866-456-5439; www.pactiv.com.
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Certain Information Regarding Participants
     Pactiv and its executive officers, directors and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Pactiv in connection with the proposed merger. Information about the executive officers and directors of Pactiv and their ownership of Pactiv common stock is set forth in the preliminary proxy statement filed by Pactiv on August 30, 2010.
Cautionary Statements
     Statements about the expected timing, completion, and effects of the proposed merger between Pactiv and Reynolds constitute forward-looking statements. A variety of factors could cause actual results to differ materially from those projected in the forward-looking statements, including, among other things, failure to obtain stockholder approval, failure of financing, or failure to satisfy other closing conditions. More detailed information about other risks and uncertainties is contained in Pactiv’s Annual Report on Form 10-K at page 23 filed with the SEC as revised and updated by Forms 10-Q and 8-K as filed with the Commission.
     This news release is not an offer to sell or a solicitation of an offer to purchase any indebtedness used to finance the acquisition of Pactiv and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which, or to any person to whom such an offer, solicitation or sale would be unlawful. Any indebtedness used to finance the acquisition of Pactiv may not be registered under the United States Securities Act of 1933, as amended, and may not be offered or sold within the United States absent registration or an applicable exemption from registration requirements.
About Pactiv
     Pactiv Corporation (NYSE: PTV) is a leader in the consumer and foodservice/ food packaging markets it serves. With 2009 sales of $3.4 billion, Pactiv derives more than 80 percent of its sales from market sectors in which it holds the No. 1 or No. 2 market-share position. Pactiv’s Hefty® brand products include waste bags, slider storage bags, disposable tableware, and disposable cookware. Pactiv’s foodservice/food packaging offering is one of the broadest in the industry, including both custom and stock products in a variety of materials. For more information, visit www.pactiv.com.
About Reynolds Group Holdings Limited
     Reynolds Group is a leading global manufacturer and supplier of consumer food and beverage packaging and storage products and operates through five primary segments: Reynolds Consumer, Reynolds Foodservice, SIG, Evergreen and Closures. Reynolds Group is based in Auckland, New Zealand. Additional information regarding Reynolds Group is available at www.reynoldspkg.com.
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